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CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

                                  CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Richard L. Peteka, Chief Financial Officer of Smith Barney New Jersey Municipals Fund Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

  1. The Registrant's periodic report on Form N-CSR for the period ended September 30, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

  2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                  Chief Financial Officer
Smith Barney New Jersey Municipals       Smith Barney New Jersey Municipals
             Fund Inc.                               Fund Inc.



/s/ R. Jay Gerken                        /s/ Richard L. Peteka
---------------------------              ---------------------------
R. Jay Gerken                            Richard L. Peteka
Date: December 12, 2003                  Date: December 12, 2003

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. (S) 1350 and is not being filed as part of the Form N-CSR with the Commission.